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                                                                   EXHIBIT 10.19

                                                                  EXECUTION COPY

                               H&E HOLDINGS L.L.C.

                        DEFERRED COMPENSATION AGREEMENT

          THIS DEFERRED COMPENSATION AGREEMENT (this "AGREEMENT") is made and entered into as of June 17, 2002 by and between Kenneth Sharp, Jr. (the "EMPLOYEE") and H&E Holdings L.L.C., a Delaware limited liability company (the "COMPANY"). This Agreement is intended to provide deferred compensation to the Employee. Capitalized terms used herein and not otherwise defined are defined in paragraph 8 hereof. In consideration for the employment of the Employee by the Company or one of its subsidiaries on and after the date hereof, the Company and the Employee hereto agree as follows:

          1. DEFERRED COMPENSATION. The sum of $1,882,272 shall be credited to a deferred compensation account (the "ACCOUNT") on the books and records of the Company on behalf of the Employee. So long as a balance remains in the Account, the Account shall be credited on each June 17 and December 17 (each, an "INTEREST ACCUMULATION DATE") with an amount of interest to be calculated at the rate of fourteen and one-half percent (14.5%) per annum (computed on the basis of a 360-day year and the actual number of days elapsed in any year) on the balance in the Account during the six-month period ending on such Interest Accumulation Date (an "INTEREST CREDIT"). The Account is subject to reduction from time to time as provided herein. At such time as the balance in the Account is reduced to zero, the Employee will have no further rights and the Company will have no further obligations or liabilities, in each case, pursuant to this Agreement.

          2. PAYMENT DATE. Subject to the provisions in paragraphs 3, 4 and 5 hereof, as of the date eleven and one-half (11.5) years after the date hereof (the "PAYMENT DATE"), the Company will pay the Employee (or his beneficiary in the event of his death) a cash payment in an amount equal to the then balance in the Account (plus any accrued but uncredited interest) (such amount, as in effect from time to time, the "BENEFIT AMOUNT"), regardless of whether the Employee is employed by the Company as of such date; and upon such payment, the Employee will have no further rights and the Company will have no further obligations or liabilities, in each case, pursuant to this Agreement.

          3.   REDUCTION IN THE ACCOUNT UPON CERTAIN EVENTS.

          (a) APPROVED COMPANY SALE. If at any time the Company consummates an Approved Company Sale, and (x) (i) the aggregate amount of consideration that the holders of Series D Preferred Units receive pursuant to such Approved Company Sale (as determined by the Board) MULTIPLIED BY (ii) the Equity Percentage as of such time is less than (y) the then balance in the Account (plus any accrued but uncredited interest), then, effective as of immediately prior to such Approved Company Sale, and without any further action by the Company or the Employee, the amount of such difference shall automatically be forfeited from the Account (without any payment to the Employee) and the Account shall be reduced by such amount.

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          (b)  SERIES D PREFERRED UNITS DETERMINED TO BE WORTHLESS. If at any
     time the Series D Preferred Units are determined to be permanently worthless by a court of competent jurisdiction (including any bankruptcy court), then, effective as of the date of such determination and, without any further action by the Company or the Employee, all amounts in the Account shall be automatically forfeited and reduced to zero (without any payment to the Employee) and, upon such forfeiture, the Employee will have no further rights and the Company will have no further obligations or liabilities, in each case, pursuant to this Agreement.

          4. CASH DISTRIBUTIONS ON THE SERIES D PREFERRED UNITS. If at any time the Company makes a cash distribution to the holders of the Series D Preferred Units, then immediately following such distribution, the Company shall distribute to the Employee, from the Account, a cash payment in an amount equal to the lesser of (x) the then balance in the Account (plus any accrued but uncredited interest) and (y) (i) the amount of such cash distribution to the holders of the Series D Preferred Units MULTIPLIED BY (ii) the Equity Percentage as of such time. Any amount distributed to the Employee pursuant to this paragraph 4 shall reduce the amount then in the Account.

          5. APPROVED COMPANY SALE. If an Approved Company Sale is consummated prior to the Payment Date, then, subject to any reduction in the Account pursuant to paragraph 3 hereof, a cash payment in an amount equal to the then balance in the Account (plus any accrued but uncredited interest) shall become immediately payable as of the date of the consummation of an Approved Company Sale and, upon such payment, the Employee will have no further rights and the Company will have no further obligations or liabilities, in each case, pursuant to this Agreement.

          6. DEATH OF THE EMPLOYEE. The death of the Employee shall not affect the timing of the payment of the Benefit Amount under this Agreement.

          7. DESIGNATION OF BENEFICIARIES. The Employee may name any Person (who may be named concurrently, contingently or successively) to whom the Benefit Amount under this Agreement is to be paid if the Employee dies before the Benefit Amount is fully distributed. Each such beneficiary designation will revoke all prior designations by the Employee, shall not require the consent of any previously named beneficiary, shall be in a form prescribed by the Company and will be effective only when filed with the Company during the Employee's lifetime. If the Employee fails to designate a beneficiary before his death, as provided in this paragraph, or if the beneficiary designated by the Employee dies before the date of the Employee's death or before complete payment of the Benefit Amount, the Company, in its discretion, may pay the Benefit Amount to either (i) one or more of the Employee's relatives by blood, adoption or marriage and in such proportions as the Company determines, or (ii) the legal representative or representatives of the estate of the last to die of the Employee and his designated beneficiary. Notwithstanding the foregoing, if the Employee is married, the Employee's spouse must consent in writing to the designation of any Person as beneficiary other than the spouse.

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          8.   DEFINITIONS.

          (a)  "APPLICABLE PERCENTAGE" means, at any time, a percentage equal to
     (i) the Number of Series D Preferred Unit Equivalents as of such time DIVIDED BY (ii) the sum of (x) the total number of Series D Preferred Units outstanding as of such time PLUS (y) the Number of Series D Preferred Unit Equivalents as of such time.

          (b) "APPROVED COMPANY SALE" has the meaning given to such term in the Securityholders Agreement.

          (c)  "BOARD" means the Company's Board of Directors.

          (d) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

          (e) "EQUITY PERCENTAGE" means, at any time, that number (expressed as a decimal) equal to (i) the Applicable Percentage as of such time (expressed as a decimal) DIVIDED BY (ii) (x) 1.00 MINUS (y) the Applicable Percentage as of such time (expressed as a decimal).

          (f) "LLC AGREEMENT" means the Limited Liability Company Agreement of the Company, dated as of the date hereof, as amended from time to time.

          (g) "NUMBER OF SERIES D PREFERRED UNIT EQUIVALENTS" means, at any time, (I) (x) the Benefit Amount as of such time MINUS (y) all amounts included in the Benefit Amount as of such time that is attributable to interest on the Benefit Amount as of the date hereof DIVIDED BY (II) $1,000 (such $1,000 number to be appropriately adjusted for any unit or stock split, reverse unit or stock split, unit or stock dividend or distribution or other combination of Series D Preferred Units after the date hereof).

          (h) "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof or any other entity or organization.

          (i) "SECURITYHOLDERS AGREEMENT" means the Securityholders Agreement, dated as of the date hereof, among the Company; BRSEC Co-Investment, LLC; BRSEC Co-Investment II, LLC and the other parties named therein.

          (j) "SERIES D PREFERRED UNITS" means the Company's Series D Preferred Units (as such term is defined in the LLC Agreement).

          9. ADMINISTRATION OF THIS DEFERRED COMPENSATION ARRANGEMENT. The deferred compensation arrangement set forth under this Agreement shall be administered by the Company. The Company's duties and authority under this arrangement shall include (i) the interpretation of the provisions of this Agreement, (ii) the adoption of any rules and regulations which may become necessary or advisable in the operation of this arrangement, (iii) the making of such determinations as may be permitted or required pursuant to this arrangement, and (iv) the

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taking of such other actions as may be required for the proper administration of this arrangement in accordance with its terms. Any decision of the Company with respect to any matter within the authority of the Company shall be final, binding and conclusive upon the Employee, beneficiary, and each Person claiming under or through the Employee, and no additional authorization or ratification by the Employee shall be required. Any action by the Company with respect to any one or more other employees under similar agreements shall not be binding on the Company as to any action to be taken with respect to the Employee. Each determination required or permitted under this Agreement shall be made by the Company in the sole and absolute discretion of the Company.

          10. ACTION BY COMPANY. Any action required or permitted by the Company under this Agreement shall be by resolution of the Board or by a duly authorized committee of the Board, or by a person or persons authorized by resolution of the Board or such committee.

          11. AMENDMENT. This Agreement may not be canceled, changed, modified, or amended orally, and no cancellation, change, modification or amendment hereof shall be effective or binding unless in a written instrument signed by the Company (with the approval of the Board) and the Employee. A provision of this Agreement may be waived only by a written instrument signed by the party against whom or which enforcement of such waiver is sought.

          12. NO WAIVER. The failure at any time either of the Company or the Employee to require the performance by the other of any provision of this Agreement shall in no way affect the full right of such party to require such performance at any time thereafter, nor shall the waiver by either the Company or the Employee of any breach of any provision of this Agreement be taken or held to constitute a waiver of any succeeding breach of such or any other provision of this Agreement.

          13. WITHHOLDING FOR TAXES. Notwithstanding anything contained in this Agreement to the contrary, the Company shall withhold from any distribution made pursuant to this Agreement such amount or amounts as may be required for purposes of the Company complying with the tax withholding provisions of the Internal Revenue Code of 1986, as amended, any state tax act, or other applicable law for purposes of paying any income, estate, inheritance or other tax attributable to any amounts distributable under this Agreement.

          14. ASSIGNMENT. This Agreement is binding on and for the benefit of the Company and the Employee and their respective successors, heirs, executors, administrators, and other legal representatives. Neither this Agreement nor any right or obligation hereunder may be sold, transferred, assigned, or pledged by the Employee (and any such sale, transfer, assignment or pledge shall be null and void).

          15. INTERPRETATION AND SEVERABILITY. In the event any provision of this Agreement, or any portion thereof, is determined by any or court of competent jurisdiction to be unenforceable or void, the remaining provisions of this Agreement shall nevertheless be binding upon the Company and the Employee with the same effect as though the void provision or portion thereof had never been set forth therein.

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          16.  NO CONFLICT. The Employee represents and warrants that the
Employee is not subject to any agreement, order, judgment or decree of any kind which would prevent the Employee from entering into this Agreement.

          17. EMPLOYMENT RELATIONSHIP. This Agreement shall not in any way affect the right and power of the Company to dismiss or otherwise terminate the employment or change the terms of the employment or amount of compensation of the Employee at any time for any reason with or without cause or in accordance with any applicable employment contract.

          18. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware, without application of its conflict or choice of law provisions. The Company and the Employee agree that this is not an ERISA plan or part of an ERISA plan.

          19. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          20. UNFUNDED. Employee recognizes that the obligations of the Company under this Agreement are an unfunded liability of the Company and that the Company has no obligation, and the Employee has no right to cause the Company, to pre-fund in any way amounts payable pursuant to this Agreement.

          21. GENDER AND NUMBER. Wherever any words are used herein in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

          22. HEADINGS. The headings contained in this Agreement are for reference purposes only, and shall not affect the meaning or interpretation of this Agreement.

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          IN WITNESS WHEREOF, the Company and the Employee have executed this
Deferred Compensation Agreement as of the date first written above.

                                            H&E HOLDINGS L.L.C.


                                            By: /s/ John Engquist
                                               ---------------------------------
                                               Name:  John Engquist
                                               Title: Chief Executive Officer

                                             /s/ Kenneth Sharp, Jr.
                                            ------------------------------------
                                            Kenneth Sharp, Jr.